UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 27, 2013

GREEN 4 MEDIA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-177305	45-2511250
(Commission File Number)	(IRS Employer Identification No.)

9605 Scranton Road, Suite 350, San Diego, CA 92121
(Address of Principal Executive Offices)

858-210-4200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Election of Directors

On September 3, 2013, Fresh Healthy Vending International’s (“FHVI”) Board of Directors received and accepted the resignation of Mr. Daniel Duval from the Company’s Board of Directors.  The Board expressed its appreciation for Mr. Duval’s past service and contributions.

The Board of Directors thereafter appointed Mr. Steven Finley as a Director and he accepted effective as of September 4, 2013.

Mr. Finley graduated with a degree in Physiology from Southern Illinois University at Carbondale in 1987.  Mr. Finley was a major league baseball player for 19 years from 1989 through 2007 winning five gold gloves, appearing in two All-Star games and winning a World Series with the Arizona Diamondbacks in 2001.  Throughout his career Mr. Finley was known for his physical fitness programs which enabled him to play until his retirement in 2007 at age 42.   Since late 2009 until the present Mr. Finley  has been working on business development with Apheta (a company providing advance planning services for high net worth individuals and athletes) and GS Levine Insurance services (a property/casualty and commercial insurance agency).

Item 8.01    Other Items

Shareholder Ratification of 2013 Equity Incentive Plan

On September 4, 2013, a majority in interest of the Company's shareholders approved the previously (August 14, 2013) adopted the Company's 2013 Equity Incentive Plan (the Plan) providing for the granting of options to purchase shares of common stock, stock awards to purchase shares, and stock bonuses to officers, employees, board members, consultants, and advisors. The Company reserved up to 2,600,000 shares of common stock for issuance under the Plan. The Plan is intended to provide equity incentives to management, directors, employees and consultants who may be retained by our Company. This summary is qualified in its entirety by reference to the complete text of the Plan which is incorporated by reference from our Current Report on Form 8-K dated August 1, 2013.

Grants of Options under Equity Incentive Plan

On August 27, 2013, the Company’s Board of Directors approved the grant of options to purchase up to 1,485,000 shares of our common stock under the Plan to 13 individuals.  Included among the grantees were the Company’s Chief Executive Officer Alex Kennedy (an option on 200,000 shares) and its Vice President of Corporate Operations, Nicholas Yates (an option on 500,000 shares).  All of the options are immediately exercisable (subject to restrictions on their resale), have a term of seven years and (with the exception of the grant to Mr. Yates) have an exercise price of $0.165 per share (the exercise price for Mr. Yates’ grant is $0.1815 per share).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FRESH HEALTHY VENDING INTERNATIONAL, INC.
/s/ Alex Kennedy
Dated: September 11, 2013	By:
Alex Kennedy Chief Executive Officer

2